THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (“BLUE SKY LAWS”).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

Warrant
for
Shares of Common Stock
of
ProUroCare Medical Inc.

Warrant No. 10-1	Eden Prairie, Minnesota
March 26, 2010

FOR VALUE RECEIVED, The Phillips W. Smith family Trust, or its successors or assigns ("Holder"), is entitled to subscribe for and purchase from ProUroCare Medical Inc., a Nevada corporation (the "Company"), up to 381,173 fully paid and non-assessable shares of the Company’s common stock, $0.00001 par value per share (the "Common Stock"), is subject to the following provisions, terms and conditions:

1.           Terms and Exercise of Warrants.

(a)           Warrant Price.  This warrant shall entitle the Holder thereof, subject to the provisions of this warrant agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $1.83 per whole share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1(a).  The term “Warrant Price” as used in this warrant agreement refers to the price per share at which Common Stock may be purchased at the time a warrant is exercised.

(b)           Duration of Warrants.  This warrant may be exercised only until 5:00 p.m., Minneapolis, Minnesota time on the earlier to occur of (i) March 26, 2013 or (ii) the date fixed for redemption of the warrants as provided in Section 4 of this warrant agreement (the “Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 4 hereunder), each warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this warrant agreement shall cease at 5:00 p.m., Minneapolis, Minnesota time on the Expiration Date.

(c)           Exercise of Warrant.  The rights represented by this warrant may be exercised by the Holder, in whole or in part, by written notice of exercise delivered to the Company at least three days prior to the intended date of exercise and by the surrender of this warrant (properly endorsed if required) at the principal office of the Company and, except in connection with a Cashless Exercise (as defined below), upon payment to it by cash, certified check or bank draft of the purchase price for such shares. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by its surrender and, except in connection with a Cashless Exercise, payment to the Company of the Warrant Exercise Price.  Certificates for the shares of stock so purchased, bearing the restrictive legend set forth in Section 3(b) of this warrant, shall be delivered to the Holder within 15 days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the Holder within such time.  No fractional shares shall be issued upon the exercise of this warrant.

At the option of the Holder, payment of the Warrant Exercise Price may be made through a net exercise without payment of the Warrant Exercise Price in cash by the Holder providing notice to the Company of the Holder’s election to receive a number of shares of Common Stock in a cashless exercise (a "Cashless Exercise"). Upon receipt of a notice of Cashless Exercise, the Company shall deliver to the Holder (without cash payment by the Holder of any Warrant Exercise Price) that number of shares of Common Stock that is equal to the quotient obtained by dividing (x) the value of the portion of the warrant being exercised on the date that the warrant shall have been surrendered (determined by subtracting the aggregate Warrant Exercise Price for the number of shares of Common Stock as to which the warrant is being exercised from the aggregate Fair Market Value (as hereinafter defined) of such number of shares of Common Stock), by (y) the Fair Market Value of one share of Common Stock.  A notice of Cashless Exercise shall state the number of shares of Common Stock as to which the warrant is being exercised.  "Fair Market Value" for purposes of this Section shall mean the average of the Common Stock closing prices reported by the principal exchange on which the Common Stock is traded, or the last sale prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") National Market, or SmallCap Market, as the case may be, for the ten (10) business days immediately preceding the date that the warrant shall have been surrendered or, if quoted on the Over-the-Counter Bulletin Board (OTCBB), the average of the closing bid and asked prices on the exercise date, or in the event no public market shall exist for the Common Stock at the time of such cashless exercise, Fair Market Value shall mean the fair market value of the Common Stock as the same shall be determined in the good faith discretion of the Company’s Board of Directors, after full consideration of all factors then deemed relevant by such Board of Directors in establishing such value, including by way of illustration and not limitation, the per share purchase price of the most recent sale of shares of Common Stock by the Company after the date hereof, as evidenced by the vote of a majority of the directors then in office. Following a Cashless Exercise, the warrant shall be canceled in all respects with regard to (a) the number of shares of Common Stock issued in accordance with the cashless exercise plus (b) the number of shares of Common Stock used as consideration for the Cashless Exercise.

2.           Adjustments.

(a)           The number of and kind of securities purchasable upon exercise of the warrants and the Warrant Price shall be subject to adjustment from time to time as follows:

(i)           Subdivisions, Combinations and Other Issuances.  If the Company shall at any time prior to the expiration of the warrants subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of the warrants shall be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Warrant Price, but the aggregate purchase price payable for the total number of shares of Common Stock purchasable under the warrants (as adjusted) shall remain the same.  Any adjustment under this Section 2(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(ii)           Reclassification, Reorganization, Consolidation, Merger and Other Changes.  In case of any reclassification, capital reorganization or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 2(a)(i) above), or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reclassification, reorganization, change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder of the warrant, so that the Holder shall have the right at any time prior to the expiration of the warrant to purchase, at a total price equal to that payable upon the exercise of the warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, consolidation, merger or sale by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger or sale.  In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(b)           Minimum Adjustment.  Notwithstanding anything herein to the contrary, no adjustment under this Section 2 need be made to the Warrant Price unless such adjustment would require an increase or decrease of at least 1% of the Warrant Price then in effect.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Warrant Price.  Any adjustment to the Warrant Price carried forward and not theretofore made shall be made prior to the conversion of the warrant pursuant thereto.

(c)           Other Adjustment.  If the Company at any time or from time to time shall take any other action, or if any other event occurs, affecting the shares of Common Stock or its other equity interests, if any, other than an action described in this Section 2, then, and in each such case, the Warrant Price shall be adjusted in such manner and at such time as the Board of Directors of the Company in good faith determines to be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

(d)           Notice of Adjustment.  Upon any adjustment of the Warrant Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder of this warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e)           No Fractional Shares.  Notwithstanding any provision contained in this warrant agreement to the contrary, the Company shall not issue fractional shares upon exercise of warrants. If, by reason of any adjustment made pursuant to this Section 2, the Holder would be entitled, upon the exercise of the warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the warrant holder.

(f)           Form of Warrant.  The form of warrant need not be changed because of any adjustment pursuant to this Section 2, and warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the warrants initially issued pursuant to this warrant agreement. However, the Company may at any time in its sole discretion make any change in the form of warrant that the Company may deem appropriate and that does not affect the substance thereof, and any warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding warrant or otherwise, may be in the form as so changed.

3.            Application of Restrictions of Transfer.

(a)           No transfer of this warrant may be completed unless and until (i) the Company has received an opinion of counsel for the Company that such securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a registration statement relating to this warrant has been filed by the Company and declared effective by the Commission.  Subject to the foregoing, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this warrant properly endorsed to any person or entity who represents in writing that he/she/it is acquiring the warrant for investment and without any view to the sale or other distribution thereof.  Each Holder of this warrant, by taking or holding the same, consents and agrees that the bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant or perform the obligations required hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

(b)           Each certificate for shares issued upon the exercise of the rights represented by this warrant shall bear a legend as follows unless, in the opinion of counsel to the Company, such legend is not required in order to ensure compliance with the Securities Act:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ISSUED, AND THE SECURITIES ISSUABLE IN CONNECTION WITH THE CONVERSION OF SUCH SECURITIES WILL BE ISSUED, IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND IN RELIANCE UPON THE HOLDER’S REPRESENTATION THAT SUCH SECURITIES WERE BEING ACQUIRED FOR INVESTMENT AND NOT FOR RESALE.  NO TRANSFER OF THE SECURITIES OR THE SECURITIES ISSUABLE IN CONNECTION WITH THE CONVERSION OF SUCH SECURTITIES MAY BE MADE ON THE BOOKS OF THE COMPANY UNLESS (i) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (ii) UNLESS THE HOLDER SHALL HAVE PROVIDED THE COMPANY WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED."

4.           Redemption.

(a)           Redemption.  Subject to Section 4(d) hereof, not less than all of the outstanding warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 4(b), at the price of $0.01 per warrant (the “Redemption Price”), provided that the last sales price of the Common Stock has been equal to or greater than $4.00 per share for 10 consecutive trading days.

(b)           Date Fixed for, and Notice of, Redemption.  In the event the Company shall elect to redeem the warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed to the Holder by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.

(c)           Exercise After Notice of Redemption.  The warrants may be exercised for cash in accordance with Section 1 of this warrant agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 4(b) hereof and prior to the time and date fixed for redemption. On and after the redemption date, the Holder of the warrants shall have no further rights except to receive, upon surrender of the warrants, the Redemption Price.

(d)           Outstanding Warrants Only.  The redemption rights provided for by this Section 4 apply only to outstanding warrants.

5.           Other Provisions Relating to Rights of Holders of Warrants.

(a)           No Rights as Stockholder.  A warrant does not entitle the Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

(b)           Lost, Stolen, Mutilated, or Destroyed Warrants.  If any warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise, including the posting of a lost instrument bond, as they may in their discretion impose (which shall, in the case of a mutilated warrant, include the surrender thereof), issue a new warrant of like denomination, tenor, and date as the warrant so lost, stolen, mutilated, or destroyed. Any such new warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed warrant shall be at any time enforceable by anyone.

(c)           Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this warrant agreement.

6.           Piggyback Registration.

(a)           If, at any time commencing from the date hereof and expiring three (3) years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") (other than in connection with a merger or pursuant to Form S-8, S-4 or other comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the  Holder of its intention to do so.  If the Holder notifies the Company within twenty (20) days after receipt of any such notice of its desire to include any such Securities in such proposed registration statement, the Company shall afford the Holder the opportunity to have any such Securities registered under such registration statement. In the event any underwriter underwriting the sale of securities registered by such registration statement shall limit the number of securities includable in such registration by shareholders of the Company, the number of such securities shall be allocated pro rata among the Holder and the holders of other securities entitled to piggyback registration rights.

(b)           Notwithstanding the provisions of this Section 6, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

(c)           Notwithstanding anything contained herein to the contrary, the registration rights granted to each Holder by this Section 6 shall automatically terminate on, and be of no further force or effect from and after, the date on which such Holder can sell all of the Securities held by such Holder without registration pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (or similar exception from registration).

7.           Governing Law.

This warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its conflicts-of-law provisions.

8.           Amendments and Waivers.

The provisions of this warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

9.           Successors and Assigns.

All the terms and conditions of this warrant shall be binding upon and inure to the benefit of the permitted successors and assigns of the Company and the Holder.

10.           Headings and References.

The headings of this warrant are for convenience only and shall not affect the interpretation of this warrant.  Unless the context indicates otherwise, all references herein to Sections are references to Sections of this warrant.

11.           Notices.

All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing.  Notices sent to the Holder shall be mailed, hand delivered or faxed and confirmed to the Holder at his, her or its address set forth in the Company’s records.  Notices sent to the Company shall be mailed, hand delivered or faxed and confirmed to ProUroCare Medical Inc., 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN  55344, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

IN WITNESS WHEREOF, the Company has caused this warrant to be signed and delivered by its duly authorized officer.

Dated: March 26, 2010.

ProUroCare Medical Inc.:

By:	/s/ Richard C. Carlson
Name:	Richard C. Carlson
Title:	Chief Executive Officer

WARRANT EXERCISE (CASH/CHECK)

(To be signed only upon exercise of warrant for cash/check)

The undersigned, the holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, ___________ of the shares of Common Stock of ProUroCare Medical Inc. to which such warrant relates and herewith makes payment of $___________ therefor in cash or by check and requests that the certificates for such shares be issued in the name of, and be delivered to ______________________________, whose address is set forth below the signature of the undersigned.

Dated: 3/26/2010
(Signature)

____________

WARRANT EXERCISE (CASHLESS)

(To be signed only upon a Cashless Exercise of warrant)

The undersigned, the holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for 381,173 of the shares of Common Stock of ProUroCare Medical Inc. to which such warrant relates pursuant to a Cashless Exercise, and requests that certificates for 102,154 shares be issued in the name of, and be delivered to Phillips W. Smith  Family Trust, whose address is set forth below the signature of the undersigned.

Dated: 3/26/2010
(Signature)

____________

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name and Address:	Phillips W. Smith Family Trust
5636 E. Mockingbird Ln.
Paradise Valley AZ 85253
(please typewrite or print in block letters)

____________

EXHIBIT A

WARRANT ASSIGNMENT

(To be signed only upon transfer of warrant)

FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto:

Name and Address:

(please typewrite or print in block letters)

the right to purchase __________ shares of Common Stock as represented by this warrant to the extent of ____________ shares of Common Stock and as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: ____________
(Signature)